Calculation of Filing Fee Tables
S-3
EVERSOURCE ENERGY
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	Eversource Energy Senior Notes	457(r)				0.0001531
Fees to be Paid	2	Equity	Eversource Energy Common Shares, $5 par value per share	457(r)				0.0001531
Fees to be Paid	3	Equity	Eversource Energy Preferred Shares	457(r)				0.0001531
Fees to be Paid	4	Other	Eversource Energy Warrants	457(r)				0.0001531
Fees to be Paid	5	Other	Eversource Energy Share Purchase Contracts	457(r)				0.0001531
Fees to be Paid	6	Other	Eversource Energy Share Purchase Units	457(r)				0.0001531
Fees to be Paid	7	Debt	The Connecticut Light and Power Company First and Refunding Mortgage Bonds	457(r)				0.0001531
Fees to be Paid	8	Debt	NSTAR Electric Company Debt Securities	457(r)				0.0001531
Fees to be Paid	9	Debt	Public Service Company of New Hampshire First Mortgage Bonds	457(r)				0.0001531
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1) The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, to defer payment of the entire registration fee. In connection with the securities offered hereby, each registrant will pay "pay-as-you-go registration fees" in accordance with Rule 456(b). Each registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment. (2) An unspecified aggregate initial offering price and number of securities of each identified class is being registered and may from time to time be offered at unspecified prices.

[2]	See Offering Note 1.

[3]	See Offering Note 1.

[4]	See Offering Note 1.

[5]	See Offering Note 1.

[6]	See Offering Note 1.

[7]	See Offering Note 1.

[8]	See Offering Note 1.

[9]	See Offering Note 1.